As filed with the Securities and Exchange Commission on March 13, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Translate Bio, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	61-1807780
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

29 Hartwell Avenue Lexington, Massachusetts	02421
(Address of Principal Executive Offices)	(Zip Code)

2018 Equity Incentive Plan

(Full title of the plan)

Ronald C. Renaud, Jr.

President and Chief Executive Officer

Translate Bio, Inc.

29 Hartwell Avenue

Lexington, Massachusetts 02421

(Name and address of agent for service)

(617) 945-7361

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share	2,400,829 shares(2)	$7.28 (3)	$17,478,035 (3)	$2,269

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of 2,400,829 additional shares issuable under the 2018 Equity Incentive Plan.
(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on March 11, 2020.

Statement of Incorporation by Reference

This Registration Statement on Form S-8, relating to the 2018 Equity Incentive Plan (the “2018 Plan”) of Translate Bio, Inc. (the “Registrant”) of the Registrant, is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-226047, relating to the 2018 Plan filed by the Registrant with the Securities and Exchange Commission on July 2, 2018 and the contents of the Registration Statement on Form S-8, File No.  333-231746, relating to the 2018 Plan filed by the Registrant with the Securities and Exchange Commission on May 24, 2019.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Number	Description

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38550) filed with the Securities and Exchange Commission on July 2, 2018).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-38550) filed with the Securities and Exchange Commission on July 2, 2018).

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.2*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

24.1*	Power of attorney (included on the signature pages of this registration statement)

99.1	2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-225368) filed with the Securities and Exchange Commission on June 12, 2018).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on this 13th day of March, 2020.

TRANSLATE BIO, INC.

By:	/s/ Ronald C. Renaud, Jr.
Ronald C. Renaud, Jr. President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Translate Bio, Inc., hereby severally constitute and appoint Ronald C. Renaud, Jr., John R. Schroer and Paul Burgess, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Translate Bio, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald C. Renaud, Jr. Ronald C. Renaud, Jr.	President and Chief Executive Officer, Director (Principal Executive Officer)	March 13, 2020

/s/ John R. Schroer John R. Schroer	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 13, 2020

/s Daniel S. Lynch Daniel S. Lynch	Chairman of the Board	March 13, 2020

/s/ Daniella Beckman Daniella Beckman	Director	March 13, 2020

/s/ George Demetri, M.D. George Demetri, M.D.	Director	March 13, 2020

/s/ Jean-François Formela, M.D. Jean-François Formela, M.D.	Director	March 13, 2020

/s/ Owen Hughes Owen Hughes	Director	March 13, 2020

/s/ Robert Meyer, M.D. Robert Meyer, M.D.	Director	March 13, 2020

/s/ Robert M. Plenge, M.D., Ph.D. Robert M. Plenge, M.D., Ph.D.	Director	March 13, 2020